Exhibit 99.1

Phillips Edison Grocery Center REIT II, Inc. Reports Year End 2016 Results

CINCINNATI, OH, March 9, 2017 - Phillips Edison Grocery Center REIT II, Inc. (the “Company,” “we,” “our,” or “us”), a publicly registered, non-traded real estate investment trust (“REIT”) focused on the acquisition and management of well-occupied grocery-anchored neighborhood and community shopping centers, today announced its operating results for the year ended December 31, 2016.
Key highlights for the year ended December 31, 2016, include:

•	Net loss of $5.5 million during 2016, improved by $1.2 million over 2015

•	Same-Center NOI growth of 8.1%

•	Generated FFO of $48.4 million during 2016, compared to $19.1 million during 2015

•	Entered into a joint venture with TPG Capital in 2016

•	Addition of a $370 million unsecured term loan facility

•	Portfolio of 74 Properties, 9.3 million square feet, across 22 States
“We are pleased with our performance in 2016, which focused on the acquisition of additional high-quality grocery-anchored shopping centers and increasing occupancy in our existing portfolio. In 2017, we will continue to build the portfolio through property acquisitions and utilize our operating platform to drive organic growth,” said Jeff Edison, Chairman of the Board and Chief Executive Officer.
For the year ended December 31, 2016, the Company generated a net loss of $5.5 million, compared to a net loss of $6.7 million for the comparable 2015 period. For the year ended December 31, 2016, the Company generated modified funds from operations (“MFFO”) of $52.4 million, compared to MFFO of $28.5 million for the comparable 2015 period. This growth was primarily the result of additional property acquisitions. During 2016, we acquired 23 properties.

Operating Results

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For the year ended December 31, 2016, the Company generated revenues of $129.8 million, more than twice the 2015 revenue of $60.4 million. Growth in revenues is primarily related to acquisitions made throughout 2015 and 2016.

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For the year ended December 31, 2016, the Company generated a net loss of $5.5 million compared to a net loss of $6.7 million for the comparable 2015 period. The improvement in results for the year ended December 31, 2016, was due to the increasing number of properties in the portfolio and their associated income, partially offset by cash asset management fees paid to the Company’s advisor as a result of a change to the advisory fee structure as of January 1, 2016. Previously the asset management fee had been deferred via the issuance of Class B units in the Company's operating partnership. The fee is now paid 80% in cash and 20% in Class B units.

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For the year ended December 31, 2016, the Company generated funds from operations (“FFO”) of $48.4 million compared to FFO of $19.1 million for the comparable 2015 period. The growth in FFO was primarily the result of additional property acquisitions.

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For the year ended December 31, 2016, the Company generated MFFO of $52.4 million compared to MFFO of $28.5 million for the comparable 2015 period. The growth in MFFO was primarily related to additional property acquisitions.

Portfolio Results

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For the year ended December 31, 2016, the Company acquired 23 grocery-anchored shopping centers and additional real estate adjacent to a previously acquired center for an aggregate purchase price of approximately $506.5 million.

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As of December 31, 2016, the Company’s portfolio consisted of 74 grocery-anchored properties, totaling approximately 9.3 million square feet and located in 22 states. Portfolio annualized base rent (“ABR”) was $12.15 per leased square foot, compared to portfolio ABR of $11.63 per leased square foot a year ago. As of December 31, 2016, portfolio ABR per leased square foot for anchor and inline tenants was $9.04 and $19.34, respectively.

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The Company reported Same-Center Net Operating Income (“NOI”) growth of 8.1% for the year ended December 31, 2016, compared to the same period in 2015. Same-Center NOI represents the NOI for the 20 properties that were owned and operational for the entire portion of both comparable reporting periods. This positive growth was primarily due to a $0.22 increase in minimum rent per square foot, and an improvement in the tenant recovery income resulting from the combination of increases in real estate tax expense and our recovery rate.

•	As of December 31, 2016, the Company reported leased portfolio occupancy of 94.6%, compared to 93.7% as of December 31, 2015.

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On March 22, 2016, the Company entered into a joint venture (the “Joint Venture”) with an affiliate of TPG Real Estate, the real estate platform of leading global private investment firm TPG Capital, to acquire high-quality, value-added grocery-anchored shopping centers throughout the United States. The Joint Venture will invest up to $250 million of equity and plans to leverage this capital to achieve a $750 million acquisition target. The Joint Venture will focus on growing the platform through add-on acquisitions located in fundamentally strong markets that present attractive return potential through operational and capital improvements. The Company initially contributed six grocery-anchored shopping centers to the Joint Venture at inception. During the year ended December 31, 2016, the Joint Venture acquired an additional five centers, bringing its property total to eleven.

•	Subsequent to the end of the year, the Company acquired four properties totaling approximately 356,000 square feet for an aggregate purchase price of $86.5 million.

Capital Markets

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In June 2016, the Company entered into a first amendment to the existing credit agreement, providing additional term loan borrowing capacity of $370 million. The term loan facility (the “Term Loans”) is comprised of two tranches, which have a maximum term of four years, or five years with extension options. Proceeds from the Term Loans were used to fund our acquisition activities. The Company’s objective in entering into the Term Loans was to restore liquidity on its corporate revolver, which was used to fund acquisitions, and ladder its debt maturity profile.

•	As of December 31, 2016, $188.2 million was available under the Company’s $350 million revolving credit facility.

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In 2016, the Company entered into four interest rate swap agreements, including certain forward-starting interest rate swaps not yet in effect, to fix the LIBOR rate at a range of 0.7%-1.7% on $370 million of the Company's Term Loans.

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As of December 31, 2016, the Company’s debt to total enterprise value was 33.5%. Debt to total enterprise value is calculated as net debt (total debt, excluding below-market debt adjustments and deferred financing costs, less cash and cash equivalents) as a percentage of enterprise value (equity value, calculated as total common shares outstanding multiplied by the estimated value per share of $22.50, plus net debt).

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The Company’s debt had a weighted-average interest rate of 3.0% and a weighted-average maturity of 3.3 years. 70.9% of the Company’s debt was fixed-rate debt, and effective January 2017, an additional $127 million of variable-rate debt was fixed at lower than 3% through an interest rate swap agreement. Including this debt subject to the interest rate swap, 94.7% of the Company's debt was fixed-rate debt.

Distributions

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For the year ended December 31, 2016, the Company paid gross distributions of approximately $75.1 million, including $38.3 million of distributions reinvested through the dividend reinvestment plan, for net cash distributions of $36.8 million.

•	Cash flows from operations were $45.4 million for the year ended December 31, 2016, greater than our net cash distributions for that period.
Share Repurchase Program

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During the year ended December 31, 2016, the Company repurchased $23.0 million of shares of common stock under its Share Repurchase Program (“SRP”). The cash available for repurchases on any particular date under the SRP is generally limited to the proceeds from the Company’s dividend reinvestment plan during the preceding four fiscal quarters, less amounts already used for repurchases during the same time period.

Stockholder Update Call

•	The Company will provide a stockholder update presentation on March 27, 2017, on its website at www.grocerycenterreit2.com. An additional press release with further details will follow.

Reconciliation of Non-GAAP Measures
Same-Center Net Operating Income
We present Same-Center NOI as a supplemental measure of our performance. We define NOI as total operating revenues less property operating expenses, real estate taxes, and non-cash revenue items. Same-Center NOI represents the NOI for the 20 properties that were wholly-owned and operational for the entire portion of both comparable reporting periods. We believe that NOI and Same-Center NOI provide useful information to our investors about our financial and operating performance because each provides a performance measure of the revenues and expenses directly involved in owning and operating real estate assets and provides a perspective not immediately apparent from net income. Because Same-Center NOI excludes the change in NOI from properties acquired after December 31, 2014, it highlights operating trends such as occupancy levels, rental rates, and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Same-Center NOI, and accordingly, our Same-Center NOI may not be comparable to other REITs.
Same-Center NOI should not be viewed as an alternative measure of our financial performance since it does not reflect the operations of our entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition expenses, interest expense, depreciation and amortization, other income, or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties that could materially impact our results from operations.
Below is a reconciliation of net loss to NOI and Same-Center NOI for the years ended December 31, 2016 and 2015 (in thousands):

	2016	2015
Net loss	$(5,497)	$(6,698)
Adjusted to exclude:
General and administrative expenses	18,139	3,744
Acquisition expenses	10,754	13,661
Depreciation and amortization	56,541	25,778
Interest expense, net	10,970	3,990
Gain on contribution of properties to unconsolidated joint venture	(3,341)	—
Other income, net	(153)	(410)
Net amortization of above- and below-market leases	(2,142)	(1,151)
Lease buyout income	(707)	(9)
Straight-line rental income	(2,767)	(2,056)
NOI	81,797	36,849
Less: NOI from centers excluded from Same-Center	57,775	14,631
Total Same-Center NOI	$24,022	$22,218

(1)	Certain prior period amounts have been restated to conform with current year presentation.
The table below is a comparison of Same-Center NOI for the years ended December 31, 2016 and 2015 (in thousands):

	2016	2015	$ Change	% Change
Revenues:
Rental income(1)	$25,449	$23,944	$1,505
Tenant recovery income	9,845	8,959	886
Other property income	181	274	(93)
Total	35,475	33,177	2,298	6.9%
Operating Expenses:
Property operating expenses	6,237	5,958	279
Real estate taxes	5,216	5,001	215
Total operating expenses	11,453	10,959	494	4.5%
Total Same-Center NOI	$24,022	$22,218	$1,804	8.1%

(1)	Excludes straight-line rental income, net amortization of above- and below-market leases, and lease buy-out income.

Funds from Operations and Modified Funds from Operations
FFO is a non-GAAP performance financial measure that is widely recognized as a measure of REIT operating performance. We use FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) to be net income (loss), computed in accordance with GAAP and gains (or losses) from sales of depreciable real estate property (including deemed sales and settlements of pre-existing relationships), plus depreciation and amortization on real estate assets and impairment charges, and after related adjustments for unconsolidated partnerships, joint ventures and non-controlling interests. We believe that FFO is helpful to our investors and our management as a measure of operating performance because, when compared year to year, it reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income.
Since the definition of FFO was promulgated by NAREIT, GAAP has expanded to include several new accounting pronouncements, such that management and many investors and analysts have considered the presentation of FFO alone to be insufficient. Accordingly, in addition to FFO, we use MFFO, which excludes from FFO the following items:

•	acquisition fees and expenses;

•	straight-line rent amounts, both income and expense;

•	amortization of above- or below-market intangible lease assets and liabilities;

•	amortization of discounts and premiums on debt investments;

•	gains or losses from the early extinguishment of debt;

•	gains or losses on the extinguishment of derivatives, except where the trading of such instruments is a fundamental attribute of our operations;

•	gains or losses related to fair value adjustments for derivatives not qualifying for hedge accounting;

•	gains or losses related to consolidation from, or deconsolidation to, equity accounting;

•	adjustments related to the above items for unconsolidated entities in the application of equity accounting.
We believe that MFFO is helpful in assisting management and investors with the assessment of the sustainability of operating performance in future periods and, in particular, after our acquisition stage is complete, because MFFO excludes acquisition expenses that affect operations only in the period in which the property is acquired. Thus, MFFO provides helpful information relevant to evaluating our operating performance in periods in which there is no acquisition activity.
Many of the adjustments in arriving at MFFO are not applicable to us. Nevertheless, as explained below, management’s evaluation of our operating performance may also exclude items considered in the calculation of MFFO based on the following economic considerations.

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Adjustments for straight-line rents and amortization of discounts and premiums on debt investments—GAAP requires rental receipts and discounts and premiums on debt investments to be recognized using various systematic methodologies. This may result in income recognition that could be significantly different than underlying contract terms. By adjusting for these items, MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments and aligns results with management’s analysis of operating performance. The adjustment to MFFO for straight-line rents, in particular, is made to reflect rent and lease payments from a GAAP accrual basis to a cash basis.

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Adjustments for amortization of above- or below-market intangible lease assets—Similar to depreciation and amortization of other real estate-related assets that are excluded from FFO, GAAP implicitly assumes that the value of intangibles diminishes ratably over the lease term and should be recognized in revenue. Since real estate values and market lease rates in the aggregate have historically risen or fallen with market conditions, and the intangible value is not adjusted to reflect these changes, management believes that by excluding these charges, MFFO provides useful supplemental information on the performance of the real estate.

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Gains or losses related to fair value adjustments for derivatives not qualifying for hedge accounting—This item relates to a fair value adjustment, which is based on the impact of current market fluctuations and underlying assessments of general market conditions and specific performance of the holding, which may not be directly attributable to current operating performance. As these gains or losses relate to underlying long-term assets and liabilities, management believes MFFO provides useful supplemental information by focusing on the changes in core operating fundamentals rather than changes that may reflect anticipated, but unknown, gains or losses.

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Adjustment for gains or losses related to early extinguishment of derivatives and debt instruments—These adjustments are not related to continuing operations. By excluding these items, management believes that MFFO provides supplemental information related to sustainable operations that will be more comparable between other reporting periods and to other real estate operators.

Neither FFO nor MFFO should be considered as an alternative to net income (loss) or income (loss) from continuing operations under GAAP, nor as an indication of our liquidity, nor is either of these measures indicative of funds available to fund our cash needs, including our ability to fund distributions. MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate our business plan in the manner currently contemplated.
Accordingly, FFO and MFFO should be reviewed in connection with other GAAP measurements. FFO and MFFO should not be viewed as more prominent measures of performance than our net income or cash flows from operations prepared in accordance with GAAP. Our FFO and MFFO as presented may not be comparable to amounts calculated by other REITs.
The following section presents our calculation of FFO and MFFO and provides additional information related to our operations. As a result of the timing of the commencement of our initial public offering and our active real estate operations, FFO and MFFO are not relevant to a discussion comparing operations for the periods presented. We expect revenues and expenses to increase in future periods as we acquire additional investments.

FFO AND MFFO
FOR THE PERIODS ENDED DECEMBER 31, 2016 AND 2015
(Unaudited)
(In thousands, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2016	2015	2016	2015
Calculation of FFO
Net loss	$(2,344)	$(3,226)	$(5,497)	$(6,698)
Adjustments:
Depreciation and amortization of real estate assets	15,496	9,159	56,541	25,778
Gain on contribution of properties to unconsolidated joint venture	—	—	(3,341)	—
Depreciation and amortization related to unconsolidated joint venture	290	—	716	—
FFO	$13,442	$5,933	$48,419	$19,080
Calculation of MFFO
FFO	$13,442	$5,933	$48,419	$19,080
Adjustments:
Acquisition expenses	2,184	5,830	10,754	13,661
Net amortization of above- and below-market leases	(595)	(373)	(2,142)	(1,151)
Gain on extinguishment of debt, net	(27)	(60)	(80)	(60)
Straight-line rental income	(568)	(774)	(2,767)	(2,056)
Amortization of market debt adjustment	(258)	(267)	(866)	(845)
Change in fair value of derivative	(759)	(107)	(1,076)	(107)
Adjustments related to unconsolidated joint venture	141	—	189	—
MFFO	$13,560	$10,182	$52,431	$28,522

Earnings per common share:
Weighted-average common shares outstanding - basic	46,407	45,477	46,228	36,538
Weighted-average common shares outstanding - diluted	46,411	45,477	46,230	36,538
Net loss per share - basic and diluted	$(0.05)	$(0.07)	$(0.12)	$(0.18)
FFO per share - basic and diluted	$0.29	$0.13	$1.05	$0.52
MFFO per share - basic and diluted	$0.29	$0.22	$1.13	$0.78

(1)	Certain prior period amounts have been restated to conform with current year presentation.

About Phillips Edison Grocery Center REIT II, Inc.
Phillips Edison Grocery Center REIT II, Inc. is a public non-traded REIT that seeks to acquire and manage well-occupied grocery-anchored neighborhood shopping centers having a mix of national and regional retailers selling necessity-based goods and services, in strong demographic markets throughout the United States. As of December 31, 2016, the Company owned and managed an institutional quality retail portfolio consisting of 74 grocery-anchored shopping centers totaling approximately 9.3 million square feet. For more information, please visit the Company’s website at www.grocerycenterREIT2.com.
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources, the funding available under its share repurchase and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

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